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EXHIBIT 10.8

                                 Promissory Note

$500,000.00                                     Las Vegas, NV  December 15, 2006

     This Promissory Note (the "NOTE") is made and executed as of the date above, by and between DLR Funding, LLC, a Texas limited liability company ("BORROWER"), and DLR Funding, Inc. a Nevada corporation ("LENDER"). By this Note, the Borrower promises and agrees to pay to the order of Lender, at 1430 West Ash Street, Windsor, CO 80550, or at such other place as Lender may designate in writing, the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement (the "LOAN AGREEMENT") of even date herewith, whichever is less, together with interest thereon from the date each advance is made until paid in full, both before and after judgment, at the rate of Twelve percent (12%)per annum, simple interest.

     Borrower shall pay installments of principal and interest on the outstanding principal balance as follows. Commencing on April 1, 2007 and then quarterly thereafter, until paid, or due, in full, with the quarterly payment amounts being three (3) times the monthly payment that would be due based on a forty-eight (48) month amortization ("Quarterly Payment") of the outstanding principal balance due on the Agreement on each prior quarter's last business day. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date.

The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on January 1, 2010 ("MATURITY DATE").

     Prepayment in whole or part may occur at any time hereunder without penalty; provided that the Lender shall be provided with not less than ten (10) days notice of the Borrower's intent to pre-pay; and provided further that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

     An Event of Default will occur if any of the following events occurs: (a) failure to pay any principal or interest hereunder within ten (10) days after the same becomes due; (b) if any representation or warranty made by Borrower in the Loan Agreement or in connection with any borrowing or request for an advance thereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made; (c) default by Borrower in the observance or performance of any other covenant or agreement contained in the Loan Agreement, other than a default constituting a separate and distinct Event of Default under Paragraph 7 of the Loan Agreement; (d) filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days that is not dismissed, bonded, or discharged.

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     Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at his or its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

     The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

     In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys' fees.

     This Note shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

The Borrower:

DLR Funding, LLC,
By its Managing Member,


/s/ Virginia Brinkman
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Virginia Brinkman, Managing Member